EXHIBIT 10.7

SERVICES AGREEMENT for LISA KOWAN

This Services Agreement (the “Agreement”) dated as of October 3, 2020 and effective as of October 1, 2020 is made by and between Astra Energy Inc. (the “Company”) and Lisa Kowan (“Kowan”).

WHEREAS, the Company desires to employ Kowan pursuant to the terms and conditions contained in this Agreement; and

WHEREAS, Kowan desires to accept such Services pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the promises, and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Term. Kowan’s Services under this Agreement shall commence as of the date first written above and shall continue indefinitely until terminated in accordance with the provisions of this Agreement (the “Term”).

2. Title. During the Term, Kowan will serve as Corporate Secretary of the Company.

3. Duties. During the Term, Kowan will be responsible for such duties and responsibilities as are consistent with Kowan’s position, or as may be assigned to Kowan from time to time by the Company. Kowan agrees to devote such time, attention, skill, and energy as are necessary to complete the duties set forth herein and to the business of the Company and its subsidiaries, and to use Kowan’s best efforts to promote the success of the Company and its subsidiaries.

4. Reporting. During the Term, Kowan will report to the Board of Directors; it is understood and acknowledged that Kowan may, consistent with his job responsibilities as described in Section 3, interact with the Company’s audit committee and directors as appropriate.

5. Location. During the Term, Kowan shall be based in Vancouver, BC. However, Kowan acknowledges that in order to effectively perform her duties, he will occasionally be required to travel for business purposes.

6. Compensation.

(a) During the Term, Kowan will receive a monthly fee of $2,000 commencing October 1, 2020.

(b) The Company shall issue 100,000 shares of the Company's Common Stock to Kowan upon execution of this Agreement.

(c) Vacation. Not applicable

(d) Benefits. Not applicable

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(e) Reimbursement of Business Expenses. The Company will reimburse Kowan for all reasonable and properly documented expenses incurred or paid by her in connection with the performance of her duties hereunder.

7. Termination of Services.

(a) Due to Death. Kowan’s Services with the Company will automatically terminate immediately upon her death.

(b) Due to Disability. If Kowan incurs a “Disability” (as defined below) during the Term, then the Company, in its sole discretion, shall be entitled to terminate Kowan’s Services immediately upon written notice to Kowan of such decision, subject to the Company’s duty to accommodate, if any, under the applicable provincial Human Rights Code. For purposes of this Agreement, “Disability” shall mean a physical or mental impairment that has prevented Kowan from performing the essential duties of her position, with or without reasonable accommodation, for (i) a period of ninety (90) consecutive calendar days, or (ii) an aggregate of ninety (90) work days in any six (6) month period. The determination of whether Kowan incurred a Disability shall be made by the Company, in its sole discretion, after consultation with Kowan’s physician.

(c) By the Company for Cause. The Company shall be entitled to terminate Kowan’s Services hereunder at its option, at any time, and without notice or pay in lieu of such notice, for “Cause” by providing written notice to Kowan of such decision. For purposes of this Agreement, “Cause” shall mean: (i) the commission by Kowan of an act of malfeasance, dishonesty, fraud, or breach of trust against the Company or any of its Kowan’s, clients, or suppliers, (ii) the material breach by Kowan of any of his obligations under this Agreement, or any other agreement between Kowan and the Company, (iii) Kowan’s material failure to comply with the Company’s written policies; (iv) Kowan’s failure, neglect, or refusal to perform his duties under this Agreement, or to follow the lawful written directions of the Company, (v) Kowan’s conviction of, or plea of no contest to, any felony or any crime involving moral turpitude, and (vi) any act or omission by Kowan which is, or is reasonably likely to be, injurious to the financial condition or business reputation of the Company, or which otherwise is injurious to the Company’s clients or suppliers.

(d) By the Company without Cause. The Company may terminate Kowan's Services without Cause (and not as a result of a Disability) by providing at least one hundred and eighty (180) days of advance written notice of such decision to Kowan.

(e) By Kowan. During the Term, Kowan shall be entitled to terminate her Services with the Company by providing the Company with at least thirty (30) days of advance written notice of such decision. Upon the presentation of such written notice by Kowan, the Company may accelerate the notice period in order to make such termination effective prior to the expiration of the notice period, in which case, the Company shall be required to continue to pay the monthly fee to Kowan through the original notice period provided by Kowan. The Company reserves the right to withdraw any and all duties and responsibilities from Kowan, and to exclude Kowan from the Company’s premises, during such notice period.

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8. Confidential Information.

(a) Non-Use and Non-Disclosure of Confidential Information. Kowan acknowledges that during the course of her Services with the Company, she will have access to information about the Company, and its clients and suppliers, which is confidential and/or proprietary in nature, and which belongs to the Company. As such, at all times, both during the Term and thereafter, Kowan will hold in the strictest confidence, and not use or attempt to use except for the benefit of the Company, and not disclose to any other person or entity (without the prior written authorization of the Company) any “Confidential Information” (as defined below). Notwithstanding anything contained in this Section 9, Kowan will be permitted to disclose any Confidential Information as may be required by law, or by municipal, provincial, federal or international corporate reporting rules, or to the extent required by validly issued legal process or court order, provided that Kowan notifies the Company immediately of any such legal process or court order in an effort to allow the Company to challenge such legal process or court order, if the Company so elects, prior to Kowan’s disclosure of any Confidential Information.

(b) Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” means any confidential or proprietary information which belongs to the Company, or any of its clients or suppliers, including without limitation, technical data, market data, trade secrets, trademarks, service marks, copyrights, other intellectual property, know-how, research, business plans, product information, projects, services, client lists and information, client preferences, client transactions, supplier lists and information, supplier rates, software, hardware, technology, inventions, developments, processes, formulas, designs, drawings, marketing methods and strategies, pricing strategies, sales methods, financial information, revenue figures, account information, credit information, financing arrangements, and other information disclosed to Kowan by the Company in confidence, directly or indirectly, and whether in writing, orally, or by electronic records, drawings, pictures, or inspection of tangible property. “Confidential Information” does not include any of the foregoing information which has entered the public domain other than by a breach of this Agreement.

10. Return of Company Property. Upon the termination of Kowan’s Services with the Company for any reason, or at any time during such Services upon request by the Company, Kowan will promptly destroy (as agreed by the Company) and/or deliver to the Company and not keep in her possession, recreate, or deliver to any other person or entity, any and all property which belongs to the Company, or which belongs to any other third party and is in Kowan’s possession as a result of her Services with the Company, including without limitation, computer hardware and software, palm pilots, pagers, cell phones, other electronic equipment, records, data, client lists and information, supplier lists and information, notes, reports, correspondence, financial information, account information, product information, files, and other documents and information, including any and all copies of the foregoing. If the Company requires property to be returned rather than destroyed, the Company will pay for all associated costs of return.

11. Intellectual Property.

(a) Prior Inventions. Except as disclosed to the Company in writing, contemporaneous with Kowan’s execution of this Agreement (which writing describes with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Kowan prior to the commencement of her Services with the Company, which belong solely to Kowan or belong to Kowan jointly with others (collectively referred to as “Prior Inventions”), which relate in any way to any of the Company’s proposed businesses, products, services, or research and development, and which are not assigned to the Company herein), Kowan represents that there are no Prior Inventions. If in the course of Kowan’s Services with the Company (whether during the Term or thereafter), she incorporates into any Company product, process, service, or machine, a Prior Invention owned by Kowan or in which she has a direct interest, then the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Invention as part of or in connection with such product, process, service, or machine.

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(b) Assignment of Inventions. Kowan will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company or its designee, all her right, title, and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements, or trade secrets, whether or not patentable or registerable under copyright or similar laws, which she may solely or jointly conceive or develop or reduce to practice, or cause to be developed or reduced to practice, during her Services with the Company (whether during the Term or thereafter) that (i) relate at the time of conception, development, or reduction to practice to the actual or demonstrably proposed business or research and development activities of the Company, (ii) result from or relate to any work performed for the Company, whether or not during normal business hours, or (iii) are developed through the use of Confidential Information (collectively referred to as “Inventions”). Kowan further acknowledges that all Inventions which are made by her (solely or jointly with others) within the scope of and during the period of her Services with the Company (whether during the Term or thereafter) are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by her salary, unless regulated otherwise by law.

(c) Maintenance of Invention Records. Kowan will keep and maintain adequate and current written records of all Inventions subject to Section 11(b). The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any similar format. The records will be available to and remain the sole property of the Company at all times. Kowan will not remove such records from the Company’s business premises except as expressly permitted by Company policy which may, from time to time, be revised at the sole discretion of the Company.

(d) Further Assistance. Kowan will assist the Company or its designee, at the Company’s expense, in every way to secure the Company’s rights in any Inventions and any copyrights, patents, trademarks, trade secrets, moral rights, or other intellectual property rights relating thereto in any and all countries, including without limitation, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, records, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Inventions, and any copyrights, patents, trademarks, trade secrets, moral rights, or other intellectual property rights relating thereto. Kowan acknowledges that her obligation to execute, or cause to be executed, when it is in her power to do so, any such instrument or papers shall continue after the termination of his Services with the Company until the expiration of the last such intellectual property right in any country. If the Company is unable, because of Kowan’s mental or physical incapacity or unavailability for any other reason, to secure her signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions assigned to the Company above, then Kowan hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as her agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by Kowan. Kowan hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, which she now or hereafter has for infringement of any and all Inventions assigned to the Company.

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12. No Prior Restrictions. Kowan represents and warrants that her Services with the Company will not violate, or cause her to be in breach of, any obligation or covenant made to any former employer or other third party and that during the course of her Services with the Company (whether during the Term or thereafter), she will not take any action that would violate or breach any legal obligation which she may have to any former employer.

13. Non-Competition and Non-Solicitation.

a. It is agreed that Kowan shall not, directly or indirectly during her Services compete directly or indirectly with the Company in her individual capacity or as a proprietor, agent, consultant, director, officer, partner or a five-percent shareholder of any business or other entity which is (x) engaged in the development, sale, marketing, manufacture or installation of any type of product sold, developed, marketed, manufactured or installed by the Company during Kowan’s Services with the Company, without prior written, unanimous, consent by the board.

b. In addition, Kowan agrees that for a period of two years following termination of Services for any reason, (i) she will not directly or indirectly solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any client of the Company to cease doing business with the Company and (ii) she will not directly or indirectly solicit (or attempt to solicit), induce (or attempt to induce), cause or facilitate any client of the Company to terminate her Services with the Company and, furthermore, will not directly or indirectly hire (or attempt to hire) any client of the Company.

c. It is further understood and agreed that the violation of the provisions of this paragraph may cause irreparable injury to the Company and that the remedy at law for any violation or threatened violation thereof would be inadequate and that the Company shall be entitled to temporary and permanent injunctive or other equitable relief by a court of competent jurisdiction without the necessity of posting security or proving actual damages.

14. Non-Disparagement. Both during and after Kowan’s services with the Company, neither Kowan nor the Company will disparage, portray in a negative light, or take any action which would be harmful to, or lead to unfavorable publicity for, each other or any of its current or former clients, suppliers, officers, directors, agents, consultants, contractors, owners, parents, subsidiaries, or divisions, whether in public or private, including without limitation, in any and all interviews, oral statements, written materials, electronically displayed materials, and materials or information displayed on Internet-related sites.

15. Confidentiality. Except as may be required by law, Kowan agrees to keep the terms and conditions of this Agreement strictly confidential and will not reveal either the financial terms or any other term of this Agreement to any other person or entity, provided that Kowan will be able to disclose the terms and conditions of this Agreement to his immediate family, and legal and tax advisors after securing their similar commitment of confidentiality. It is understood that this confidentiality provision takes effect immediately and will remain in effect after the termination of Kowan’s services.

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16. Equitable Relief. Kowan acknowledges that the remedy at law for his breach of Sections 9 through 15 above will be inadequate, and that the damages flowing from such breach will not be readily susceptible to being measured in monetary terms. Accordingly, upon a violation of any part of such sections, the Company shall be entitled to immediate injunctive relief (or other equitable relief) and may obtain a temporary order restraining any further violation. No bond or other security shall be required in obtaining such equitable relief, and Kowan hereby consents to the issuance of such equitable relief. As such, to the extent there is no adequate remedy at law, and equitable relief only is sought, the parties hereto select the courts in the Province of British Columbia as the exclusive forum to resolve their disputes, and both parties submit to personal jurisdiction. Nothing in this Section 16 shall be deemed to limit the Company’s remedies at law or in equity for any breach by Kowan of any of the parts of Sections 9 through 15 which may be pursued or availed of by the Company.

17. Judicial Modification. Kowan acknowledges that it is the intent of the parties hereto that the restrictions contained or referenced in Sections 9 through 15 above be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. If any of the restrictions contained or referenced in such sections is for any reason held by an arbitrator or court to be excessively broad as to duration, activity, geographical scope, or subject, then such restriction shall be construed or judicially modified so as to thereafter be limited or reduced to the extent required to be enforceable in accordance with applicable law.

18. Not applicable.

19. Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered and received by the other party, or when sent by recognized overnight courier to the following addresses:

If to the Company:

Email: mcd2@shaw.ca

If to Kowan:

Email: lisa@merakicsi.ca

or to such other address as either party hereto will have furnished to the other in writing in accordance with this Section 19, except that such notice of change of address shall be effective only upon receipt.

20. Severability. In the event that any of the provisions of this Agreement, or the application of any such provisions to Kowan or the Company with respect to obligations hereunder, is held to be unlawful or unenforceable by any court or arbitrator, the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner.

21. Waiver. No waiver by any party hereto of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

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22. Entire Agreement. This Agreement contains the entire agreement between Kowan and the Company with respect to the subject matter of this Agreement, and supersedes any and all prior agreements and understandings, oral or written, between Kowan and the Company with respect to the subject matter of this Agreement.

23. Amendments. This Agreement may be amended only by an agreement in writing signed by Kowan and an authorized representative of the Company (other than Kowan).

24. Successors and Assigns. Because Kowan’s obligations under this Agreement are personal in nature, Kowan’s obligations may only be performed by Kowan and may not be assigned by her. This Agreement is also binding upon Kowan’s successors, heirs, executors, administrators, and other legal representatives, and shall inure to the benefit of the Company and its subsidiaries, successors, and assigns.

25. Independent Legal Advice. Kowan acknowledges that she has had a full and complete opportunity to consult with counsel of her own choosing concerning the terms, enforceability and implications of this Agreement.

26. No Other Representations. Kowan acknowledges that the Company has made no representations or warranties to Kowan concerning the terms, enforceability, or implications of this Agreement other than as reflected in this Agreement.

27. Headings. The titles and headings of sections and subsections contained in this Agreement are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

28. Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

29. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one agreement.

30. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia without giving effect to its conflict of laws principles.

31. Indemnification. Subject to the provisions of the Company’s governing corporate legislation, the Company agrees to indemnify and save Kowan harmless from and against any and all demands, claims, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by her in respect of any civil, criminal or administrative action or proceeding to which Kowan is made a party by reason of having been a director or officer of the Company or of any affiliated company, whether before or after termination if:

(a) Kowan acted honestly and in good faith with a view to the best interests of the Company; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Kowan had reasonable grounds for believing that her conduct was lawful.

To the extent that, during the term of this Agreement, the Company provides rights of indemnification and/or advancement of expenses to any officer or director of the Company that are more favorable than the rights currently provided to Kowan under the Charter, By-laws or under this Agreement, Kowan shall be entitled to the full benefits of such more favorable rights.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASTRA ENERGY INC.

By:
Name:	Todd Mueller
Title:	Director

LISA KOWAN

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